Exhibit 99.1

Conduit to Change Name to CDT Equity Inc.

●	Name change to CDT Equity Inc. reflects evolution of strategy and focus on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation, strategic partnerships and out-licensing

NAPLES, Fla. and CAMBRIDGE, United Kingdom, Aug. 05, 2025 (GLOBE NEWSWIRE) — Conduit Pharmaceuticals Inc. (Nasdaq: CDT) (“Conduit” or the “Company”) today announce that it intends to change its name to CDT Equity Inc. (“CDT”) reflecting the evolution of its strategy as a data-driven biotech development company focused on identifying, enhancing, and advancing high-potential therapeutic assets through scientific innovation and strategic partnerships. Originally established as Conduit Pharmaceuticals, the company has evolved into a broader, more agile platform that leverages artificial intelligence, solid-form chemistry, and efficient asset repositioning to accelerate the development of novel therapeutic treatments.

CDT’s strategy is centered on unlocking the untapped value of clinical-stage compounds, particularly those deprioritized by larger pharmaceutical companies despite strong Phase I safety data. Through advanced co-crystallization and solid-form technologies developed at our Cambridge facility, we aim to improve drug properties and have successfully extended patent life of certain drugs by up to 20 years. Our current pipeline includes candidates targeting inflammatory and autoimmune disorders, as well as idiopathic male infertility, dermatology and animal health.

Our collaboration with Sarborg enables CDT to apply proprietary algorithms utilizing AI-powered disease mapping to identify novel repurposing opportunities against a database of over 800 disease signatures. Sarborg’s insights have directly informed two new combination patent filings, strengthening our intellectual property portfolio. In addition, CDT has initiated pre-clinical in-vitro models to explore new indications, guided by AI-insights without human intervention. CDT look to progress out-licensing opportunities based on this data, if these trials are successful.

A further partnership with Manoira enables CDT to expand the scope of its drug portfolio into the animal health market in a cost-efficient manner. This collaboration allows CDT to accelerate the understanding of the mechanism of action, safety, and potential efficacy of its portfolio across multiple species, while retaining 100% ownership of all data and intellectual property generated relating for human applications. This is expected to enhance the core human therapeutic pipeline but also opens potential new revenue streams in the high-growth veterinary market.

Repositioning CDT enables the company to explore multiple opportunities in the healthcare, biotech and broader technology innovation. The Board of CDT continue to evaluate a cryptocurrency treasury reserve strategy, working with consultants to best advise a novel market which has seen significant recent activity and success for respective stakeholders. Long-term exposure to digital assets can present both strategic and financial benefits as part of a diversified capital management approach.

“Operating with a lean, disease-agnostic model, CDT Equity Inc. prioritizes speed, adaptability, and capital efficiency. We avoid the cost burden of late-stage clinical trials, focusing instead on high-leverage development strategies,” said Dr. Andrew Regan, Chief Executive. “Looking ahead, we are committed to creating shareholder value through licensing, strategic M&A, and positioning the company as a platform for transformative innovation.”

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Conduit’s future results of operations and financial position, Conduit’s business strategy, prospective product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated studies and business endeavours with third parties, and future results of current and anticipated product candidates, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to; the inability to maintain the listing of Conduit’s securities on Nasdaq; the ability to recognize the anticipated benefits of the business combination completed in September 2023, which may be affected by, among other things, competition; the ability of the combined company to grow and manage growth economically and hire and retain key employees; the risks that Conduit’s product candidates in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities on a timely basis or at all; changes in applicable laws or regulations; the possibility that Conduit may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the proxy statement/prospectus (as amended and supplemented) relating to the business combination completed in September 2023, including those under “Risk Factors” therein, and in other filings made by Conduit with the U.S. Securities and Exchange Commission. Moreover, Conduit operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Conduit’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Conduit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Conduit gives no assurance that it will achieve its expectations.

Investors & Media:

info@conduitpharma.com